Exhibit 99.2

Nasdaq Grants MICT Extension to Regain Compliance with the $1.00 Minimum Bid Price Rule

MONTVALE, NJ – July 27, 2022 -- MICT, Inc. (NASDAQ: MICT) (“MICT” ot the “Company”) announces that it has received a letter from Nasdaq granting it an additional 180-day extension, or until January 23, 2023 to evidence compliance with Nasdaq’s $1.00 minimum bid price requirement.

The Company can cure this deficiency if the closing bid price of its shares of Common Stock is $1.00 per share or higher for at least 10 consecutive business days during this second compliance period. The Company intends to regain compliance with the minimum bid price requirement on or before January 23, 2023.

MICT believes the closing of its proposed merger (the “Merger”) with Tingo, Inc., a Nevada corporation will resolve its minimum bid price requirement. If for some reason the Merger does not close within the prescribed period or the minimum bid price is not otherwise met, MICT will consider alternative options to regain compliance. During this time, the Company's shares of Common Stock will continue to be listed and traded on the Nasdaq Capital Market, and this notice will have no effect on the operations of the Company's business.

About MICT

MICT is a financial technology business principally focused on the growth and development of a suite of consumer fintech services across approximately 130 cities in China, with planned expansion into additional markets. MICT has developed highly scalable proprietary platforms for insurance products (B2B, B2B2C and B2C) and financial services/products (B2C), the technology for which is highly adaptable for other applications and markets. MICT has acquired and holds the requisite license and approvals with the Hong Kong Securities and Futures Commission to deal in securities and provide securities advisory and asset management services. MICT also has memberships/registrations with the Hong Kong Stock Exchange, the London Stock Exchange and the requisite Hong Kong and China Direct clearing companies. MICT’s financial services business and first financial services product, the Magpie Invest app, is able to trade securities on NASDAQ, NYSE, TMX, HKSE, China Stock Connect, LSE, the Frankfurt Stock Exchange and the Paris Stock Exchange.

Cautionary Note Regarding and Forward-Looking Statements

This press release and statements of each of Tingo and MICT’s management made in connection therewith contain “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). The words “believe,” “may” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Tingo’s and MICT’s respective current expectations and assumptions and are subject to significant risks and uncertainties that could cause actual results (including whether the Merger will actually be consummated and the anticipated benefits of the Merger to the businesses of each of Tingo and MICT as described herein) to differ materially from those contemplated in such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the risk factors described in each of Tingo’s and MICT’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Neither Tingo nor MICT undertakes any obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. The inclusion of any statement in this release does not constitute an admission by Tingo, MICT or any other person that the events or circumstances described in such statements will take place as described or are material.

ADDITIONAL INFORMATION

On July 26, 2022, MICT filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (as amended, the “Registration Statement”), which includes a preliminary proxy statement of MICT, a preliminary proxy statement of Tingo and a prospectus in connection with the Merger. The definitive proxy statement and other relevant documents will be mailed to the shareholders of MICT as of a record date to be established for voting on the Merger. Shareholders of MICT and other interested persons are advised to read, when available, each of MICT’s preliminary proxy statement, Tingo’s preliminary proxy statement and amendments thereto, and the definitive proxy statements in connection with MICT’s solicitation of proxies for its special meeting to be held to approve the Merger because these documents will contain important information about MICT, Tingo and the Merger. Shareholders of MICT will also be able to obtain copies of the Registration Statement and the proxy statement/prospectus, without charge, once available, on the SEC’s website at www.sec.gov.

Participants in the Solicitation

MICT and Tingo and certain of their respective directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the shareholders of MICT in favor of the approval of the Merger. Additionally, MICT has engaged Morrow Sodali LLC to assist in the solicitation of proxies in connection with its special meeting.

Additional information regarding the interests of such potential participants will also be included in the Registration Statement and other relevant documents when they are filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

No Offer or Solicitation

This Press Release does not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Merger. This Press Release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

MICT Contact Information

Email: info@mict-inc.com

Phone: (201) 225-0190